Exhibit 99.1
June 20, 2013

Clearwire Special Committee and Board of Directors Change Recommendation in Favor of Sprint Merger Based on Revised Offer of $5.00 Per Share

•	Revised Sprint Offer is in Best Interest of Unaffiliated Stockholders

•	Changes Previous Recommendation to Against DISH Tender Offer of $4.40 Per Share

•	Company Plans to Adjourn June 24 Special Meeting of Stockholders; Rescheduled Meeting to be Held on July 8
BELLEVUE, Wash., June 20, 2013 -- Clearwire Corporation (NASDAQ: CLWR) ("Clearwire" or the "Company") today announced that its board of directors, based on the unanimous recommendation of the Special Committee consisting of independent, non-Sprint-affiliated directors, recommended that stockholders accept a revised offer from Sprint (NYSE:S) to acquire the approximately 50 percent stake in the Company it does not currently own for $5.00 per share, valuing Clearwire at more than $14 billion, or $0.30 per MHZ pop.
As such, the board of directors present unanimously voted to recommend that stockholders vote FOR the proposed transaction with Sprint and all other proposals set forth in the proxy statement, and not tender any shares of Class A common stock pursuant to the DISH Network (“DISH”) tender offer.
“The Clearwire board and special committee have determined that the $5.00 per share transaction with Sprint represents the best path forward for the company and is in the best interest of our unaffiliated stockholders,” said Erik Prusch, President and CEO of Clearwire. “The amended agreement with Sprint clearly acknowledges the significant value present in Clearwire - from our deep portfolio of wireless spectrum to the tremendous amount of progress the Clearwire team has made in improving our operations and beginning the construction of our next-generation 4G LTE network.”
Clearwire noted that the revised offer from Sprint provides attractive and certain value to unaffiliated stockholders. The proposed $5.00 per share offer price equates to a total payment to Clearwire minority stockholders of approximately $3.9 billion, and represents a:

•	47% premium over Sprint's prior offer of $3.40; and

•	14% premium over DISH's tender offer.
Pursuant to the discretionary authority granted to the chairman of the meeting by Clearwire's bylaws, the Company plans to adjourn its Special Meeting of Stockholders, which is currently scheduled to be held at 9:00 a.m. Pacific time on Monday, June 24, 2013, without conducting any business. The Company plans to reconvene the Special Meeting of Stockholders on Monday, July 8, 2013 at 10:30 AM Pacific at the Highland Community Center, 14224 Bel-Red Road, Bellevue, Wash., 98007. The record date for stockholders entitled to vote at the Special Meeting remains April 2, 2013.
Evercore Partners is acting as financial advisor and Kirkland & Ellis LLP is acting as counsel to Clearwire. Centerview Partners is acting as financial advisor and Simpson Thacher & Bartlett LLP and Richards, Layton & Finger, P.A. are acting as counsel to Clearwire's Special Committee. Blackstone Advisory Partners L.P. has advised the company on restructuring matters.
About Clearwire
Clearwire Corporation (NASDAQ:CLWR), through its operating subsidiaries, is a leading provider of 4G wireless broadband services offering services in areas of the U.S. where more than 130 million people live. The company holds the deepest portfolio of wireless spectrum available for data services in the U.S. Clearwire serves retail customers through its own CLEAR® brand as well as through wholesale relationships with some of the leading companies in the retail, technology and telecommunications industries, including Sprint and NetZero. The company is constructing a next-generation 4G LTE Advanced-ready network to address the capacity needs of the market, and is also working closely with the Global TDD-LTE Initiative to further the TDD-LTE ecosystem. Clearwire is headquartered in Bellevue, Wash. Additional information is available at http://www.clearwire.com.
Cautionary Statement Regarding Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature. This document contains forward-looking statements relating to the proposed Merger between Sprint and Clearwire pursuant to the Merger Agreement and the related transactions (collectively, the “transaction”). All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and synergies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (i) any conditions imposed in connection with the transaction, (ii) approval of the transaction by Clearwire stockholders, (iii) the satisfaction of various other conditions to the closing of the transaction contemplated by the Merger Agreement, (iv) legal proceedings that may be initiated related to the transaction, and (v) other factors discussed in Clearwire's and Sprint's Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2012, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that have been or will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized. None of Sprint, Clearwire or Collie Acquisition Corp. undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Additional Information and Where to Find It
In connection with the transaction, Sprint and Clearwire have filed a Rule 13e-3 Transaction Statement and Clearwire has filed a definitive proxy statement with the SEC. The definitive proxy statement has been mailed to the Clearwire's stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS  BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at theSEC's web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6494. Clearwire's filings with the SEC are also available on its website at www.clearwire.com.
Participants in the Solicitation
Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the definitive proxy statement for Clearwire's Special Meeting of Stockholders, which was filed with the SEC on April 23, 2013. Information about Sprint's officers and directors is set forth in Sprint's Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the definitive proxy statements regarding the transaction, which was filed by Clearwire with the SEC.
CONTACTS:

Media Contacts:

Susan Johnston, (425) 505-6178
susan.johnston@clearwire.com

JLM Partners for Clearwire
Mike DiGioia or Jeremy Pemble, (206) 381-3600
mike@jlmpartners.com or jeremy@jlmpartners.com

Joele Frank, Wilkinson Brimmer Katcher for Clearwire
Joele Frank or Andy Brimmer, (212) 355-4449

Investor Contacts:

Alice Ryder, (425) 505-6494
alice.ryder@clearwire.com

MacKenzie Partners for Clearwire
Dan Burch or Laurie Connell, (212) 929-5500
dburch@mackenziepartners.com or lconnell@mackenziepartners.com